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EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2002 included in MGM MIRAGE's Annual Report on Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this Registration Statement.

ARTHUR ANDERSEN LLP

Las Vegas, Nevada
May 23, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS